UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 16, 2012

National Holdings Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12629 (Commission File Number)	36-4128138 (IRS Employer Identification No.)

120 Broadway, 27th Floor
New York, New York 10271
(Address of Principal Executive Offices)

(212) 417-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

National Holdings Corporation (the “Company”) held its annual meeting of stockholders on Friday, March 16, 2012 at the offices of the Company, 120 Broadway, 27th Floor, New York, New York 10271 at 10 a.m. Eastern Standard Time.  Stockholders representing 6,786,738 shares of the Company’s Common Stock, par value $0.02, and 12,377,571 shares of the Company’s Preferred Stock, par value $0.01, or 56.34% of the total shares entitled to vote, were present in person or by proxy.  Proxies were solicited by the Company pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.  At the annual meeting, management Proposal 1 was approved.  The proposal below is described in detail in the Company’s definitive proxy statement dated February 17, 2012 for the annual meeting.

The results are as follows:

Proposal 1

The following persons were nominated and elected directors:

Jorge A. Ortega	Frank S. Plimpton

The stockholder voting for board members is summarized as follows:

Director	Votes For	Votes Withheld	Abstentions	Broker Non-Votes	Uncast
Jorge A. Ortega	14,806,041	4,279,431	78,837	0	14,852,533
Frank S. Plimpton	10,814,640	4,275,231	4,074,438	0	14,852,533

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Holdings Corporation (Registrant)

Date: March 20, 2012	By:	/s/ Leonard J. Sokolow
Leonard J. Sokolow
President